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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-A



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           METROCORP BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)


               TEXAS                                   76-0579161
        (State of incorporation            (I.R.S. Employer Identification No.)
           or organization)


   9600 BELLAIRE BOULEVARD, SUITE 252
            HOUSTON, TEXAS                                77036
(Address of principal executive offices)                (Zip Code)


     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. / /

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /x/

     Securities Act registration statement file number to which this form relates: 333-62667.

       Securities to be registered pursuant to Section 12(b) of the Act:

                                     None.

       Securities to be registered pursuant to Section 12(g) of the Act:

            Title of each class                   Name of each exchange on which
            to be so registered                   each class is to be registered

   COMMON STOCK, PAR VALUE $1.00 PER SHARE             NASDAQ NATIONAL MARKET

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The Registrant incorporates by reference herein the information set forth under the caption "Description of Securities of the Company" set forth in its preliminary prospectus dated December 2, 1998 included in Amendment No.1 to its Registration Statement on Form S-1 (Registration No. 333-62667), filed with the Securities and Exchange Commission (the "Commission") on December 2, 1998, as such information may be amended in the final prospectus included or deemed to be included in such Registration Statement, as hereafter amended, in the form declared effective by the Commission (the "Registration Statement"). This Form 8-A is filed to register the Registrant's class of Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), concurrently with the registration of shares of Common Stock under the Securities Act of 1933, as amended ("Securities Act"), and in accordance with Rule 12d1-2 promulgated under the Exchange Act, will become effective concurrently with the effectiveness of the Registration Statement under the Securities Act.

ITEM 2.   EXHIBITS.

     The exhibits below are incorporated herein by reference to the exhibit of the same number in the Registrant's registration statement on Form S-1, as amended (Registration No. 333-62667) filed with the Commission.

3.1  Amended and Restated Articles of Incorporation of MetroCorp Bancshares,
     Inc.

3.2  Amended and Restated Bylaws of MetroCorp Bancshares, Inc.

4 Form of Certificate representing shares of Common Stock, par value $1.00 per share.








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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       METROCORP BANCSHARES, INC.



                                       By:  /s/ Don J. Wang
                                          ------------------------------------
                                       Name: Don J. Wang
                                       Title:   PRESIDENT



Date: December 7, 1998










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